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SAN FRANCISCO                 MORRISON & FOERSTER                  NEW YORK
LOS ANGELES                     ATTORNEYS AT LAW                   DENVER
SACRAMENTO                                                         LONDON
ORANGE COUNTY            2000 PENNSYLVANIA AVENUE, N.W.            BRUSSELS
PALO ALTO                 WASHINGTON, D.C. 20006-1888              HONG KONG
WALNUT CREEK                TELEPHONE (202) 887-1500               TOKYO
SEATTLE                   TELEFACSIMILE (202) 887-0763
                          TELEX 90-4030 MRSN FOERS WSH


February 25, 1994



Pacific Capital Funds
1900 East Dublin-Granville Road
Columbus, Ohio  43229

                  Re: Shares of Capital Stock of the Portfolios of Pacific Capital Funds

Gentlemen:

            We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (the "Registration Statement") of Pacific Capital Funds (the "Trust") relating to the registration of an indefinite number of Shares of Capital Stock of the Trust's eight portfolios, namely the U.S. Treasury Securities Fund, the Short Intermediate U.S. Treasury Securities Fund, the Diversified Fixed Income Fund, the Tax-Free Short Intermediate Securities Fund, the Tax-Free Securities Fund, the Growth Stock Fund, the Income Stock Fund and the Balanced Fund (collectively, the "Shares").

            We have been requested by the Trust to furnish this opinion as
Exhibit 10 to the Registration Statement.

            We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

            Based upon and subject to the foregoing, we are of the opinion that:

            The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement and the Declaration of Trust of the Trust, and the By-

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Pacific Capital Funds
February 25, 1994
Page 2


Laws of the Trust, the Shares will be duly authorized, validly issued, fully paid and nonassessable by the Trust.

            We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

            In addition, we consent to the reference to our Firm and description of advice rendered by our Firm under the heading "Management" in the Statement of Additional Information, which is included as part of the Registration Statement.

                                Very truly yours,

                                /s/ MORRISON & FOERSTER
                                MORRISON & FOERSTER